As filed with the Securities and Exchange Commission on
June 13, 1997                          Registration No. 33-_____





               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                  ____________________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                  ____________________________

                      IONICS, INCORPORATED
     (Exact name of registrant as specified in its charter)

   Massachusetts                                  04-2068530
(State or other jurisdic-                      (I.R.S. Employer
tion of incorporation                         Identification No.)
or organization)

                         65 Grove Street
                 Watertown, Massachusetts  02172
      (Address of Principal Executive Offices)  (Zip Code)
                  _____________________________

                      IONICS, INCORPORATED
                    1997 STOCK INCENTIVE PLAN
                    (Full title of the plan)
                  _____________________________

                          Stephen Korn
               Vice President and General Counsel
                      Ionics, Incorporated
                         65 Grove Street
                 Watertown, Massachusetts  02172
                         (617) 926-2500
         (Name, address and telephone number, including
                area code, of agent for service)



                   Total of Sequentially Numbered Pages:   13
              Exhibit Index on Sequentially Numbered Page:  9




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                  CALCULATION OF REGISTRATION FEE
___________________________________________________________________

                            Proposed     Proposed
 Title of                   maximum      maximum
securities     Amount       offering     aggregate      Amount of
  to be        to be         price       offering      registration
registered   registered(1) per share(2)  price(2)         fee(3)
___________________________________________________________________

Common Stock,  1,000,000 shs. $48.44     $48,440,000    $14,678.79
$1.00 par value
___________________________________________________________________

(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of future adjustments in accordance with the terms of the Ionics, Incorporated 1997 Stock Incentive Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Common
      Stock of Ionics, Incorporated (the "Company) on June 9, 1997, on the New York Stock Exchange.

(3)   Pursuant to Section 6(b).

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

      This Registration Statement will become effective automatically upon the date of filing, pursuant to the provisions of Section 8 of the Securities Act of 1933 and Rule 462 enacted thereunder, or such other day as the Commission acting pursuant to said Section 8 may determine.
__________________________________________________________________

      The approximate date of proposed sale to the public and cross reference sheet called for by Items 501(a) and (b) of Regulation
S-K are not applicable and have been omitted.

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                              PART I

      Pursuant to Part I of Form S-8, the information required by
Item 1, Plan Information, and Item 2, Registrant Information and
Employee Plan Annual Information, of Form S-8 has not been filed as part of this Registration Statement.

                              PART II

Information to be Incorporated by Reference.

      The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

      (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996.

      (b) The quarterly report of the Company on Form 10-Q for the fiscal quarter ended March 31, 1997.

      (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 pursuant to Section 12 thereof.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Information Required in this Registration Statement

Item 4.  Description of Securities.

      Not applicable.

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Item 5.  Interests of Named Experts and Counsel.

      Certain legal matters in connection with the offering of the shares of Common Stock of the Company are being passed upon for the Company by Stephen Korn, Vice President, General Counsel and Clerk of the Company. Mr. Korn is the beneficial owner of 81,581 shares of Common Stock in the form of 80,000 presently exercisable stock options, 358 shares held in the Company's Section 401(k) Stock Savings Plan (based on December 31, 1996 plan data), and 1,223 shares of Common Stock granted under the Ionics 1994 Restricted Stock Plan.

Item 6.  Indemnification of Directors and Officers.

      The Company is permitted by Massachusetts law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Company unless he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. Such indemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action, or defending a civil or criminal action or proceeding, upon the Company's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

      Directors and officers are also insured up to an aggregate amount of $10,000,000 under Directors' and Officers' Liability and Company Reimbursement Policies.

      The Company's Restated Articles of Organization include a provision limiting the personal liability of a director of the Company to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

      See Item 9(c) for a statement concerning indemnification for liabilities under the Securities Act of 1933.

Item 7.  Exemption for Registration Claimed.

      Not applicable.

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Item 8.  Exhibits.

      Exhibit No.      Description

      4.0 Instruments defining the rights of security holders, including indentures

             *4.1 Rights Agreement, dated as of December 22, 1987, as amended and restated as of August 22, 1989, between the Company and The First National Bank of Boston (filed as Exhibit 1 to the Company's Current Report on Form 8-K dated August 30, 1989).

             *4.2 Indenture, dated as of December 22, 1987, between the Company and The First National Bank of Boston, relating to Rights Agreement (filed as Exhibit 2 to the Company's Current Report on Form 8-K dated December 22, 1987).

             *4.3   Form of Common Stock Certificate (filed as Exhibit
                    4.10 to the Company's registration statement on Form S-2, No. 33-38290, filed on December 18,
                    1990).

             *4.4 Ionics, Incorporated 1979 Stock Option Plan, as amended through February 17, 1994 (filed as
                    Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

             *4.5 Ionics, Incorporated 1994 Restricted Stock Plan (filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

             *4.6 Ionics, Incorporated 1997 Stock Incentive Plan (filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

             *4.7 Ionics, Incorporated 1986 Stock Option Plan for Non-Employee Directors, as amended through February 19, 1997 (filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K for year ended December 31, 1996).

      5.0    Opinion re legality

              5.1   Opinion of Stephen Korn, General Counsel

      23.0   Consents of experts and counsel

             23.1   Consent of Coopers & Lybrand L.L.P.

             23.2   Consent of Stephen Korn, General Counsel
                    (contained in Exhibit 5 hereto)

      24.0   Power of Attorney
__________________
*Incorporated herein by reference

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Item 9. Undertakings.

      (a)    The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)   To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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      (b)    The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Watertown and Commonwealth of Massachusetts on the 12th day of June, 1997.

                           IONICS, INCORPORATED



                           By:/s/Arthur L. Goldstein
                           Arthur L. Goldstein, Chairman of the
                           Board, President and
                           Chief Executive Officer

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

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
      Signature                      Title                           Date

/s/Arthur L. Goldstein         Chairman, President and Chief     June 12, 1997
Arthur L. Goldstein            Executive Officer (Principal
                               Executive Officerj) and Director

/s/Robert J. Halliday          Vice President, Finance and       June 12, 1997
Robert J. Halliday             Chief Financial Officer
                               (Principal Financial Officer and
                               Principal Accounting Officer)

/s/Douglas R. Brown            Director                          June 12, 1997
Douglas R. Brown

/s/William L. Brown*           Director                          June 12, 1997
William L. Brown

/s/Arnaud de Vitry d'Avaucourt Director                          June 12, 1997
Arnaud de Vitry d'Avaucourt

/s/William E. Katz             Director                          June 12, 1997
William E. Katz

/s/Robert B. Luick             Director                          June 12, 1997
Robert B. Luick

/s/John J. Shields             Director                          June 12, 1997
John J. Shields

/s/Carl S. Sloane              Director                          June 12, 1997
Carl S. Sloane

/s/Daniel I.C. Wang            Director                          June 12, 1997
Daniel I.C. Wang

/s/Mark S. Wrighton            Director                          June 12, 1997
Mark S. Wrighton

/s/Allen S. Wyett              Director                          June 12, 1997
Allen S. Wyett


*By:  /s/Stephen Korn
      Stephen Korn
      Attorney-In-Fact

                                      -8-
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
                                   FORM S-8
                IONICS, INCORPORATED 1997 STOCK INCENTIVE PLAN
                                 EXHIBIT INDEX
                                                                  Sequentially
Exhibit                                                             Numbered
No.    Description                                                   Pages
4.0    Instruments defining the rights of security holders,            *
       including indentures.

       4.1   Rights Agreement, dated as of December 22, 1987, as       *
             amended and restated as of August 22, 1989, between the
             Company and The First National Bank of Boston (filed as
             Exhibit 1 to the Company's Current Report on Form 8-K
             dated August 30, 1989).

       4.2   Indenture, dated as of December 22, 1987, between the     *
             Company and The First National Bank of Boston, relating to
             Rights Agreement (filed as Exhibit 2 to the Company's
             Current Report on Form 8-K dated December 22, 1987).

       4.3   Form of Common Stock Certificate (filed as Exhibit 4.10   *
             to the Company's registration statement on Form S-2,
             No. 33-38290, filed on December 18, 1990).

       4.4   Ionics, Incorporated 1979 Stock Option Plan, as amended   *
             through February 17, 1994 (filed as Exhibit 10.1 to the
             Company's Annual Report on Form 10-K for the year
             ended December 31, 1993).

       4.5   Ionics, Incorporated 1994 Restricted Stock Plan (filed    *
             as Exhibit 10.12 to the Company's Annual Report on
             Form 10-K for the year ended December 31, 1994).

       4.6   Ionics, Incorporated 1997 Stock Incentive Plan (filed as  *
             Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

       4.7   Ionics, Incorporated 1986 Stock Option Plan for           *
             Non-Employee Directors, as amended through
             February 19, 1997 (filed as Exhibit 10.2 to the
             Company's Annual Report on Form 10-K for year ended
             December 31, 1996).

5.0    Opinion re legality

        5.1  Opinion of Stephen Korn, General Counsel                  10

23.0   Consents of experts and counsel

       23.1  Consent of Coopers & Lybrand L.L.P.                       12

       23.2  Consent of Stephen Korn, General Counsel
                   (contained in Exhibit 5 hereto)

       24.0  Power of Attorney                                         13
__________________
*Incorporated herein by reference

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